FORD MOTOR CREDIT COMPANY
               OCTOBER 1997-B OWNER TRUST

                MONTHLY SERVICING REPORT

Collection Period                                                   Dec-97
Distribution Date                                                  1/15/98


Total Portfolio                                          1,700,006,978.96
Total Securities                                         1,700,006,978.96
Class A-1 Notes                                            490,000,000.00
Class A-2 Notes                                            388,000,000.00
Class A-3 Notes                                            514,000,000.00
Class A-4 Notes                                            189,004,978.96
Class A-5 Notes                                             93,501,000.00
Class C Certificates                                        25,501,000.00

I. COLLECTIONS
Interest Collections
   Simple Interest                                           8,822,640.88
   Pre Computed                                              5,208,853.38
Repurchased Loan Proceeds Related to Interest                        0.00
Total Interest Collections                                  14,031,494.26

Servicer Advances
   Simple Interest Servicer Advances                           163,692.33
   Reimbursement of Previous Simple Interest Servicer Ad             0.00
   Precomputed Servicer Advances                               300,933.71
   Reimbursement of Previous Precomputed  Servicer Advan             0.00
Total Servicer Advances (Reimbursements)                       464,626.04

Principal Payments Received
   Simple Interest                                          32,370,333.88
   Pre Computed                                             19,489,933.61
Liquidation Proceeds                                           388,453.88
Repurchased Loan Proceeds Related to Principal                       0.00
Recoveries from Prior Month Charge Off's                         6,220.34
Other Refunds Related to Principal                                   0.00
Total Principal Collections                                 52,254,941.71
Aggregate Losses for Collection Period                         983,653.82
Total Regular Principal Reduction                           52,843,921.31

Total Collections                                           66,751,062.01

II. DISTRIBUTIONS
Total Collections                                           66,751,062.01
Reserve Account Release                                              0.00
Reserve Account Draw                                                 0.00
Total Available For Distribution                            66,751,062.01

Servicing Fee:
Servicing Fee Due                                            1,330,187.41
   Per $1,000 of Original Balance                                    0.78
Servicing Fee Paid                                           1,330,187.41
   Per $1,000 of Original Balance                                    0.78
Servicing Fee Shortfall                                              0.00
   Per $1,000 of Original Balance                                    0.00

Interest:
Class A-1 Notes Monthly Interest
   Class A-1 Notes Monthly Interest Due                      1,836,857.01
      Per $1,000 of Original Balance                                 3.75
   Class A-1 Notes Monthly Interest Paid                     1,836,857.01
      Per $1,000 of Original Balance                                 3.75
   Class A-1 Notes Monthly Interest Shortfall                        0.00
      Per $1,000 of Original Balance                                 0.00
   Class A-1 Notes Interest Carryover Shortfall                      0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Class A-1 Notes Int. Carryover Shortfall                0.00
      Per $1,000 of Original Balance                                 0.00
Class A-2 Notes Monthly Interest
   Class A-2 Notes Monthly Interest Due                      1,923,833.33
      Per $1,000 of Original Balance                                 4.96
   Class A-2 Notes Monthly Interest Paid                     1,923,833.33
      Per $1,000 of Original Balance                                 4.96
   Class A-2 Notes Monthly Interest Shortfall                        0.00
      Per $1,000 of Original Balance                                 0.00
   Class A-2 Notes Interest Carryover Shortfall                      0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Class A-2 Notes Int. Carryover Shortfall                0.00
      Per $1,000 of Original Balance                                 0.00
Class A-3 Notes Monthly Interest
   Class A-3 Notes Monthly Interest Due                      2,591,416.67
      Per $1,000 of Original Balance                                 5.04
   Class A-3 Notes Monthly Interest Paid                     2,591,416.67
      Per $1,000 of Original Balance                                 5.04
   Class A-3 Notes Monthly Interest Shortfall                        0.00
      Per $1,000 of Original Balance                                 0.00
   Class A-3 Notes Interest Carryover Shortfall                      0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Class A-3 Notes Int. Carryover Shortfall                0.00
      Per $1,000 of Original Balance                                 0.00
Class A-4 Notes Monthly Interest
   Class A-4 Notes Monthly Interest Due                        968,650.52
      Per $1,000 of Original Balance                                 5.13
   Class A-4 Notes Monthly Interest Paid                       968,650.52
      Per $1,000 of Original Balance                                 5.13
   Class A-4 Notes Monthly Interest Shortfall                        0.00
      Per $1,000 of Original Balance                                 0.00
   Class A-4 Notes Interest Carryover Shortfall                      0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Class A-4 Notes Int. Carryover Shortfall                0.00
      Per $1,000 of Original Balance                                 0.00
Class B Notes Monthly Interest
   Class B Notes Monthly Interest Due                          498,672.00
      Per $1,000 of Original Balance                                 5.33
   Class B Notes Monthly Interest Paid                         498,672.00
      Per $1,000 of Original Balance                                 5.33
   Class B Notes Monthly Interest Shortfall                          0.00
      Per $1,000 of Original Balance                                 0.00
   Class B Notes Interest Carryover Shortfall                        0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Class B Notes Int. Carryover Shortfall                  0.00
      Per $1,000 of Original Balance                                 0.00
Total Note Interest
   Total Note Interest Due                                   7,819,429.53
      Per $1,000 of Original Balance                                 4.67
   Total Note Interest Paid                                  7,819,429.53
      Per $1,000 of Original Balance                                 4.67
   Total Note Interest Shortfall                                     0.00
      Per $1,000 of Original Balance                                 0.00
   Total Note Interest Carryover Shortfall                           0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Total Note Int. Carryover Shortfall                     0.00
      Per $1,000 of Original Balance                                 0.00
Class C Certificates Monthly Interest
   Class C Certificates Monthly Interest Due                   141,318.04
      Per $1,000 of Original Balance                                 5.54
   Class C Certificates Monthly Interest Paid                  141,318.04
      Per $1,000 of Original Balance                                 5.54
   Class C Certificates Monthly Interest Shortfall                   0.00
      Per $1,000 of Original Balance                                 0.00
   Class C Certificates Interest Carryover Shortfall                 0.00
      Per $1,000 of Original Balance                                 0.00
   Change in Class C Cert. Int. Carryover Shortfall                  0.00
      Per $1,000 of Original Balance                                 0.00
Total Note and Certificate Interest Paid
   Total Note and Certificate Interest Due                   7,960,747.57
   Total Note and Certificate Interest Paid                  7,960,747.57
   Total Note and Certificate Interest Shortfall                     0.00
   Total Note and Certificate Int. Carryover Shortfall               0.00
   Change in Total Note & Cert. Int. Carryover Shortfall             0.00

Principal:
Principal Distribution Amounts
   First Priority Distribution Amount                                0.00
      Per $1,000 of Original Balance                                 0.00
   Second Priority Distribution Amount                               0.00
      Per $1,000 of Original Balance                                 0.00
   Third Priority Distribution Amount                       57,460,127.03
      Per $1,000 of Original Balance                                33.80
   Total Principal Distribution Amount                      57,460,127.03
      Per $1,000 of Original Balance                                33.80
Class A-1 Notes Monthly Principal
   Class A-1 Notes Monthly Principal Paid                   57,460,127.03
      Per $1,000 of Original Balance                               117.27
Class A-2 Notes Monthly Principal
   Class A-2 Notes Monthly Principal Paid                            0.00
      Per $1,000 of Original Balance                                 0.00
Class A-3 Notes Monthly Principal
   Class A-3 Notes Monthly Principal Paid                            0.00
      Per $1,000 of Original Balance                                 0.00
Class A-4 Notes Monthly Principal
   Class A-4 Notes Monthly Principal Paid                            0.00
      Per $1,000 of Original Balance                                 0.00
Class B Notes Monthly Principal
   Class B Notes Monthly Principal Paid                              0.00
      Per $1,000 of Original Balance                                 0.00
Total Note Principal
  Total Note Principal Paid                                 57,460,127.03
      Per $1,000 of Original Balance                                34.31
Class C Certificates Monthly Principal
   Class C Certificates Monthly Principal Paid                       0.00
      Per $1,000 of Original Balance                                 0.00
Total Note and Certificate Principal Paid
   Total Note and Certificate Principal Paid                57,460,127.03

Total Collections Distributed                               66,751,062.01
Total Distributions                                         66,751,062.01


III. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                   Ending
Balances and Principal Factors:
   Aggregate Balance of Notes                            1,498,153,066.93
   Note Pool Factor                                             0.8946836
   Class A-1 Notes Balance                                 313,647,087.97
   Class A-1 Notes Pool Factor                                  0.6400961
   Class A-2 Notes Balance                                 388,000,000.00
   Class A-2 Notes Pool Factor                                  1.0000000
   Class A-3 Notes Balance                                 514,000,000.00
   Class A-3 Notes Pool Factor                                  1.0000000
   Class A-4 Notes Balance                                 189,004,978.96
   Class A-4 Notes Pool Factor                                  1.0000000
   Class B Notes Balance                                      93501000.00
   Class B Notes Pool Factor                                    1.0000000
   Class C Certificates Balance                             25,501,000.00
   Class C Certificate Pool Factor                              1.0000000
   Total Note and Cert. Balance                          1,523,654,066.93
Portfolio Information:
   Weighted Average Coupon (WAC)                                    10.93 %
   Weighted Average Remaining Maturity (WAM)                        44.67
   Remaining Number of Receivables                             124,883.00
   Portfolio Receivable Balance                          1,543,380,971.85

IV. OVERCOLLATERALIZATION INFORMATION
   Minimum Required Class A Overcollateralization Amount    80,750,332.00
   Actual Class A Overcollateralization Amount             138,728,904.92
   Minimum Required Class B Overcollateralization Amount     8,500,035.00
   Actual Class B Overcollateralization Amount              45,227,904.92
   Specified Overcollateralization Amount                   45,811,104.57
   Specified Credit Enhancement Amount                            79,811,244.66


V. RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance                           34,000,140.09
Specified Reserve Account Balance                           34,000,140.09
   Reserve Release Amount                                            0.00
Reserve Account Draws                                                0.00
   Interim Reserve Account Balance                          34,000,140.09
Reserve Account Deposits Made                                        0.00
Ending Reserve Account Balance                              34,000,140.09
Change in Reserve Account Balance                                    0.00

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
Liquidated Contracts:
   Liquidation Proceeds                                        388,453.88
   Recoveries from Prior Month Charge Off's                      6,220.34
Aggregate Net Losses for Collection Period                     983,653.82
Charge-off Rate for Collection Period (annualized)                   0.45 %
Cumulative Net Losses for all Periods                          716,375.67
Delinquent Receivables:
   31-60 Days Delinquent                                    21,990,920.11
   61-90 Days Delinquent                                     2,709,174.18
   91-120 Days Delinquent                                    1,045,086.18
   120+ Days Delinquent                                         20,545.68

Ratio of Net Losses to the Average Pool Balance:
   Second Preceding Collection Period                                0.00
   Preceding Collection Period                                       0.00
   Current Collection Period                                         0.00
   Three Month Average                                               0.00
Ratio of 60+ Delinquent Contracts to Outstanding Receivables
   Second Preceding Collection Period                                0.00
   Preceding Collection Period                                       0.00
   Current Collection Period                                         0.00
   Three Month Average                                               0.00